Exhibit 99.1

ISSUER DIRECT REPORTS RESULTS FOR THE FIRST QUARTER OF 2010

CARY, N.C., May 4, 2010 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTC: ISDR- News), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today announced the financial results for the quarter ended March 31, 2010. Additionally, the company anticipates filing its quarterly report including its financials in eXtensible Business Reporting Language (xBRL) with the Securities and Exchange Commission before market close today.

Revenues for the quarter ended March 31, 2010 increased 28% to $605,081 compared to $472,538 in the same period in fiscal 2009.  The increase in revenue was primarily due to an increase in transfer agent services of $118,356 and an increase in software licensing of $50,329.  Gross profit for the quarter ended March 31, 2010 increased 57% to $405,826 compared to $258,537 in the same period in fiscal 2009. Wes Pollard, Chief Financial Officer of Issuer Direct said, “The increase in revenue along with the improvement in gross profit during the first quarter of 2010 as compared to the same period of 2009 further validates the company’s ability to expand the business while strategically shifting resources and revenue to our higher margin services.”

Net income for the quarter ended March 31, 2010 was $134,664, or $0.01 per share, including non-cash interest charges of $35,179 incurred upon the conversion of notes payable into shares of the company; as compared to $91,345, or $0.01 per share, in the comparable period of 2010.

Mr. Pollard went on to say, “We are very encouraged by the first quarter results.  We achieved significant revenue from all of our service offerings, which is consistent with our mission to provide a complete set of solutions for corporate issuers.”

Highlights for the first quarter of 2010:

-	Increased revenue by 28% as compared to the same period of fiscal 2009

-	Gross margin increased to 67% as compared to 55% in the same period of fiscal 2009

-	Net income was $134,664 compared to $91,345 in the same period of 2009

-	Working capital improved to $426,233 at March 31, 2010 compared to $138,505 at December 31, 2009

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

The Issuer Direct logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4547

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$315,380	$146,043
Accounts receivable, (net of allowance for doubtful accounts of $48,210 and $16,785, respectively)	197,591	152,069
Security deposits	6,242	6,242
Other current assets	19,008	19,201
Total current assets	538,221	323,555
Furniture, equipment and improvements, (net of accumulated depreciation of $20,620 and $18,316, respectively)	23,480	21,087
Intangible assets, (net of accumulated amortization and impairment of $74,667 and $67,833, respectively)	113,529	120,363
Total assets	$675,230	$465,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,542	$51,715
Accrued expenses	50,446	59,810
Note payable – related party	—	73,525
Total liabilities	111,988	185,050

Stockholders’ equity:
Preferred stock, $1.00 par value, 10,000,000 shares authorized – Series A, 60 shares designated, 31 and 5 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively, Series B, 476,200 shares designated; no shares issued and outstanding	31	5
Common stock $.001 par value, 100,000,000 shares authorized, 17,435,312 and 16,826,342 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively.	17,435	16,826
Additional paid-in capital	1,611,685	1,463,697
Accumulated deficit	(1,065,909)	(1,200,573)
Total stockholders’ equity	563,242	279,955
Total liabilities and stockholders’ equity	$675,230	$465,005

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2010	2009
Revenues
Compliance and reporting services	$163,196	$195,859
Printing and financial communication	114,108	105,086
Fulfillment and distribution	127,604	140,105
Software licensing	67,767	17,438
Transfer agent services	132,406	14,050
Total	605,081	472,538

Cost of services	199,255	214,001
Gross profit	405,826	258,537
Operating costs and expenses
General and administrative	160,301	101,600
Sales and marketing expenses	64,192	54,990
Depreciation and amortization	11,399	9,331
Total operating costs and expenses	235,892	165,921
Net operating income (loss)	169,934	92,616
Other income (expense):
Interest expense	(35,270)	(1,271)
Total other income (expense)	(35,270)	(1,271)
Net income (loss) before taxes	$134,664	$91,345
Income tax expense (benefit)	-	—
Net income (loss)	$134,664	$91,345
Income (loss) per share – basic	$0.01	$0.01
Income (loss) per share - diluted	$0.01	$0.01
Weighted average number of common shares outstanding - basic	16,843,108	17,631,384
Weighted average number of common shares outstanding - diluted	16,887,181	17,676,941

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,

	2010	2009
Cash flows from operating activities:
Net income (loss)	$134,664	$91,345
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,399	9,331
Bad debt	32,111	10,344
Non-cash interest expense	34,179	––
Stock-based compensation	27,000	––
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(77,633)	27,362
Decrease (increase) in deposits and prepaids	193	(3,878)
Increase (decrease in accounts payable	9,827	(11,586)
Increase (decrease) in accrued expenses	4,555	(18,261)

Net cash provided by (used in) operating activities	176,295	104,657

Investing activities
Purchase of property and equipment	(6,958)	(1,974)
Net cash used by investing activities	(6,958)	(1,974)

Financing activities
Repurchase of common stock	––	(6,750)
Repayments of notes payable	––	(37,430)
Net cash provided by (used in) financing activities	––	(44,180)

Net change in cash	169,337	58,503
Cash - beginning	146,043	50,367
Cash - ending	$315,380	$108,870

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$––	$579
Cash paid for income taxes	$––	$––
Non-cash activities:
Accrued expenses settled by issuance of common shares	$––	$25,000
Related party notes payable and accrued interest converted to common shares	$59,666	$––
Related party notes payable and accrued interest converted to preferred shares	27,780	––
.